SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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National Health Realty, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NATIONAL HEALTH REALTY, INC.
NOTICE OF SEVENTH ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2005
5:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Seventh Annual Meeting of the Shareholders (the "Meeting") of National Health Realty, Inc. ("NHR" or the "Company"). The Meeting will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee on Tuesday, May 3, 2005, at 5:00 p.m. CDT, for the following purposes:

1. To re-elect two directors and elect three additional independent directors; and

2. To ratify the implementation of the 2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan (the "2005 Stock Option Plan"), pursuant to which 1,000,000 shares will be available to grant for stock options; and

3. To ratify the Audit Committee's selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2005; and

4. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominees for re-election as directors are W. Andrew Adams and Ernest G. Burgess, III. They currently serve as directors of the Company. The nominees for election as new directors are Dr. J. Paul Abernathy, Mr. Joel H. Jobe, and Mr. Richard F. LaRoche, Jr.

The Board of Directors has fixed the close of business on Friday, March 4, 2005, as the record date for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card:

FOR the re-election of Messrs. Adams and Burgess and election of Dr. Abernathy, Mr. Jobe, and Mr. LaRoche as directors; and

FOR ratification of the 2005 Stock Option Plan; and

FOR the ratification of BDO Seidman, LLP as independent auditors for the year ending December 31, 2005.

Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

Richard F. LaRoche, Jr.
March 25, 2005	Secretary of the Board
Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130
----------------------
PROXY STATEMENT
----------------------
SEVENTH ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD MAY 3, 2005

The accompanying proxy is solicited by the Board of Directors of National Health Realty, Inc. ("NHR" or the "Company") to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on Tuesday, May 3, 2005, commencing at 5:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 25, 2005, to all shareholders of record on March 4, 2005.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2004, including audited financial statements, is also enclosed.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors and for approval of the 2005 Stock Option Plan. Shareholder approval is not required for ratification of the Audit Committee's selection of BDO Seidman LLP as the independent auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has declared the close of business on Friday, March 4, 2005 as the record date. The outstanding voting securities of the Company as of December 31, 2004, consisted of 9,699,108 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission ("SEC") or (b) a Special Security Listing report from The Depository Trust Company. Except as set forth below, on December 31, 2004, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

	Shares Beneficially	Percent of Outstanding
Name and Address	Owned on 12/31/04	Shares on 12/31/04 (2)
National Health Corporation	1,271,147 (1)	13.1%
P. O. Box 1398
Murfreesboro, TN 37133
W. Andrew Adams	1,245,881 (1)	12.8%
100 Vine Street
Murfreesboro, TN 37130
T. Rowe Price Associates, Inc.	854,300 (4)	8.8%
100 E. Pratt Street
Baltimore, MD 21202
T. Rowe Price Small-Cap Value Fund, Inc.	700,000 (4)	7.2%
100 E. Pratt Street
Baltimore, MD 21202
State Street Bank & Trust Company	787,827 (3)	8.1%
1776 Heritage Drive
No. Quincy, MA 02171
National Financial Services Corporation	697,783 (3)	7.2%
200 Liberty Street
New York, NY 10281
Charles Schwab & Co., Inc.	733,451 (3)	6.5%
101 Montgomery Street
San Francisco, CA 94104
Northern Trust Company	599,365 (3)	6.2%
801 S. Canal C-IN
Chicago, IL 60607
Robert G. Adams	485,309	5.0%
100 Vine Street, Suite 1400
Murfreesboro, TN 37130

(1) Included as shares beneficially owned are units of limited partnership interest in NHR/OP, L.P., the Company's operating subsidiary. National Health Corporation has 644,000 such units and Mr. W. A. Adams' family partnership has 571,754 such units. Although these units cannot vote, they may be exchanged for shares of the Company's common stock or cash based on the then fair market value of NHR common stock, as elected by the General Partner of NHR/OP, L.P. This exchange has income tax consequences to the holder, but not the Company.

(2) This is ownership calculated in accordance with Security and Exchange Commission Rules and not in accordance with real estate investment trust regulations.

(3) The information was obtained from a Special Security Listing Report from The Depository Trust Company dated 12/31/04.

(4) These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

NHR is managed by its Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors, proposed directors, and executive officers:

				Common Stock	Percent of
			Expiration of	Beneficially	Shares
			term as	Owned at	Outstanding
Name	Age	Position	Director	12/31/04(1)	12/31/04
J. Paul Abernathy	69	Director	2005	12,312	*
2102 Greenland Dr.
Murfreesboro, TN 37130
Robert G. Adams	58	Director &	2006	485,309	5.0%
100 Vine St., Ste. 1400		President (2)
Murfreesboro, TN 37130
W. Andrew Adams	59	Director,	2005	1,245,881	12.8%
100 Vine St., Ste. 1200		President &
Murfreesboro, TN 37130		Chairman(3)
Ernest G. Burgess III	65	Director	2005	165,000	1.7%
7097 Franklin Road
Murfreesboro, TN 37128
Joel H. Jobe	60	Director	2005	5,000	*
1706 Herald Lane
Murfreesboro, TN 37130
Richard F. LaRoche, Jr.	59	Nominee	2006	372,714	3.8%
2103 Shannon Dr.		Director	(proposed)
Murfreesboro, TN 37129
Joseph M. Swanson	67	Director	2007	10,000	*
1188 Park Avenue
Murfreesboro, TN 37129
Donald K. Daniel	58	Senior V.P. &	-	139,273	1.4%
100 Vine St., Ste. 1200		Controller
Murfreesboro, TN 37130
Kenneth D. DenBesten	52	Senior V.P.,	-	20,870	*
100 Vine St., Ste. 1200		Finance
Murfreesboro, TN 37130
Charlotte A. Swafford	57	Senior V.P. &	-	152,978	1.6%
100 Vine St., Ste. 1200		Treasurer
Murfreesboro, TN 37130
All Directors & Exec. Officers as				2,609,337	26.9%
group (10 people)

*Less than 1%

(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 5,000 shares optioned to Dr. Abernathy, 25,000 shares to Mr. Burgess, 5,000 shares to Mr. Jobe and 5,000 shares to Mr. Swanson, as well as the options to Messrs. Adams, LaRoche, Daniel, DenBesten and Ms. Swafford shown on Table A hereafter. 571,754 shares attributed to Mr. Adams are actually units of limited partnership interest in NHR/OP, L.P., which may be, under certain conditions, convertible into the common shares of NHR.

(2) Robert G. Adams was named President on Nov. 1, 2004.

(3) W. Andrew Adams served as President until Nov. 1, 2004.

Dr. J. Paul Abernathy (Director), who joined the Board in April 2004, is a retired general surgeon, who was in private practice at Murfreesboro Medical Clinic from 1971 until his retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds memberships in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee. Dr. Abernathy also serves as a director for National HealthCare Corporation. He serves on the Company's Audit Committee and Compensation Committee, and is Chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (President) has been a director of the Company since December 1997 and was named President on November 1, 2004. He has also served National HealthCare Corporation ("NHC") for 28 years - 1 year as President, 15 years as Senior Vice President and 11 years on the Board of Directors. On November 1, 2004 he was named CEO of NHC. Mr. Adams has a B.S. Degree from Middle Tennessee State University. He is the brother of W. Andrew Adams.

W. Andrew Adams (Director) resigned from his position as President of NHR on November 1, 2004. He retains his position as Chairman of the Board focusing on strategic planning. He has served on the NHR Board since December 1997. Mr. Adams was CEO of NHC from 1981 until November 2004 and has served on its Board since 1974, remaining as Chairman of the Board of NHC. He has extensive long-term health care experience and served as President of the National Council of Health Centers, the trade association for multi-facility long-term health care companies. He is also the President and Chairman of the Board of National Health Investors, Inc., and he is Chairman of the Board of Assisted Living Concepts, Inc. In addition, Mr. Adams serves on the Board of Directors of SunTrust Bank, Nashville. He is the brother of Robert G. Adams.

Ernest G. Burgess III (Director) has served as a director since December 1997. He served as Senior Vice President of Operations for NHC for 20 years before retiring in 1994. He also serves on the Board of Directors of NHC. Mr. Burgess has an M.S. degree from the University of Tennessee. Mr. Burgess is the brother-in-law by marriage to W. Andrew Adams.

Joel H. Jobe (Director), CPA, CMPE has served as a director since April 2004. He is a partner in the CPA firm of Jobe, Hastings & Associates in Murfreesboro. He has over 30 years experience in health care accounting, including long-term care, Medicare/Medicaid cost reporting, business valuations and general management consulting, including operating and financial management services. He also has expertise in performing auditing and accounting services for the construction industry, including land development, business valuations, and apartment complex tax and business plans. Mr. Jobe holds memberships in the American Institute of Certified Public Accountants, the Tennessee Society of Certified Accountants, the Institute of Management Accountants, and the Healthcare Financial Management Association. He is past Chairman of the Rutherford County Chamber of Commerce, and in 1997, during the legislative session, served on the Committee to upgrade the accountancy law in Tennessee. Mr. Jobe serves as the Audit Committee Chairman, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

Richard F. LaRoche, Jr. (Director Nominee) was the Company's Vice President until May 2002 when he retired from active management positions. He served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from those positions in May 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche currently serves as a director of National Health Investors, Inc. and National HealthCare Corporation. He also serves as a director and Audit Committee Chairman of Trinsic, Inc., and as a director of Lodge Manufacturing Company.

Joseph M. Swanson (Director) has served as a director since August 2002. He is an owner/manager of Swanson Development Company, a multi-county real estate development and leasing company with approximately 3 million square feet of buildings and over 200 tenants. He is also the developer of over 800 acres of commercial and residential property. Additionally, Mr. Swanson is the owner and president of a 70 year old manufacturing and distribution company. He was a founding shareholder and director of First City Bank from 1986 through 1995, and has served as a founding director of Bank of Murfreesboro from 1995 through 2003. Mr. Swanson is also a majority partner in a commercial contracting company and trustee of a commercial real estate unitrust that owns real estate. He serves on the NHR Audit Committee and the Nominating and Corporate Governance Committee, and is Chairman of the Compensation Committee.

Donald K. Daniel (Senior Vice President & Controller) joined NHC in 1977 as Controller, and has served NHR in that capacity since 1998. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Senior Vice President, Finance) has served NHC as Vice President, Finance since 1992 and has served NHR in that capacity since 1998. From 1987 to 1992, he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of NHC since 1985, and has served NHR in that capacity since 1998. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held 7 meetings during 2004. All directors were present at the meetings of the Board and committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting. All directors attended the 2004 Annual Meeting. The American Stock Exchange ("AMEX") listing rules require that a majority of the Board be comprised of independent directors. On January 20, 2005, NHR received a letter from AMEX that the Company is not in compliance with the AMEX board of directors composition requirements - specifically, the Company does not currently have a majority of independent directors serving on its board. The Company intends to correct the instance of noncompliance with the AMEX Company Guide with the election of Mr. LaRoche who will attain independent status on May 22, 2005, the third anniversary of his retirement from managerial duties and positions with NHC. NHR will comply with the independence standards of AMEX by the May 31, 2005 deadline. The Board identified Dr. Abernathy, Mr. Jobe, and Mr. Swanson as independent directors, with Mr. LaRoche becoming independent on May 22, 2005. The independent directors serve as the members of NHR's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Board has formed and chartered three subcommittees, the charters being published on NHR's website at www.nationalhealthrealty.com. Each committee is comprised of three independent directors, and each committee is submitting a report in this Proxy. Each committee adopted its respective charter, which provides that the committees shall elect chairmen. These committee meetings serve as the vehicle for regularly scheduled Executive Sessions of the non-management directors. A presiding officer is elected by the non-management Board members at each Executive Session meeting that is held.

The Audit Committee and independent directors have adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Ethics and the NHC Valuesline, which are described on the Company's website and in this Proxy under the heading "Shareholder Communications."

Finally, we note that the Board has found that the members of the Audit Committee meet the S/O Act, SEC and AMEX definition of "independent board member"; additionally, its Chairman, Joel H. Jobe, meets the SEC definition of "Audit Committee financial expert."

COMMITTEE REPORTS

The Audit Committee, which formally met five times in 2004, has filed the following report for inclusion in this proxy.

Report of the Audit Committee

During 2004 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements in the reporting process. The Audit Committee originally engaged Ernst & Young LLP ("E&Y") for the 2004 quarterly reviews and the December 31, 2004 audit. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHR's audited financial statements to accounting principles generally accepted in the United States. In June 2004 E&Y notified the Company that they would be resigning as the Company's independent auditors concurrent with the completion of the second quarter audit. E&Y's report on financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. After interviewing three accounting firms, the Audit Committee retained BDO Seidman, LLP ("BDO") as the independent auditor for the company's financial statements for the quarter ended September 30, 2004 and the year ended December 31, 2004. BDO's engagement with the Company commenced on September 9, 2004.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and as required by the SEC and AMEX rules. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2004 for each of the following categories of services are set forth below:

	2003	2004
Audit Fees (review of the Company's financial statements included in Form 10-Q and the	$42,000	$95,000
audit of the annual financial statements)
Audit Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All Other Fees	-0-	-0-

We were not billed for any other services for fiscal year 2004.

The Audit Committee has adopted as its required Pre-Approval Procedure a resolution requiring the full Audit Committee to pre-approve any transaction with the Independent Auditors.

In reliance on the reviews and discussions referred to above and the Audit Committee Charter and legal requirements applicable for 2004, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent pursuant to American Stock Exchange Rule 121.

Submitted by the National Health Realty, Inc. Audit Committee.

Joel H. Jobe, Chairman
J. Paul Abernathy
Joseph M. Swanson

Report of the Compensation Committee

The Compensation Committee consists of directors J. Paul Abernathy, Joel H. Jobe and Joseph M. Swanson. The Compensation Committee adopted a formal charter complying with AMEX rules on February 20, 2004, and has published this charter on our website. The Compensation Committee has determined that the Company's Investment Advisor shall determine compensation for the officers of the Company in accordance with the Advisory Agreement and the charter of this Compensation Committee. The Compensation Committee has ratified the compensation paid by the Investment Advisor for 2004 to the Company's officers. Further meetings were deemed unnecessary during 2004 because all compensation was determined by the Company's Investment Advisor. As can be seen from the Compensation Table included in this proxy, our executive officers receive only incentive awards for their performance. NHC determines the bonuses of the executive officers of the Company in accordance with the Advisory Agreement and based upon the Compensation Committee charter.

During 2004, W. Andrew Adams served as President until November 1, 2004, at which time Robert G. Adams became the President of the Company.

We have carefully considered the programs of the Company and NHC, always taking into account shareholders' concerns, and feel that our programs and the compensation which they produce are fundamental to our continuing efforts to obtain and retain people and improve our competitive position.

Submitted by the National Health Realty, Inc. Compensation Committee.

Joseph M. Swanson, Chairman
J. Paul Abernathy
Joel H. Jobe

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National Health Realty, Inc., 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate's name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company's Common Stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board's consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, real estate, finance and accounting. The principal qualification of a director is the ability to act successfully on the shareholders' behalf. The Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered by the Committee for a term renewal. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee was formed on February 20, 2004, and held one meeting that day which resulted in the nomination of Mr. Swanson for re-election to the Board, and which nomination was ratified and affirmed by the shareholders at the April 20, 2004 Shareholders Meeting. Subsequently, the Committee held two meetings in April 2004, which resulted in the nominations by Director Burgess of Dr. J. Paul Abernathy and Joel H. Jobe for election to the Board, who are both independent and qualified to serve on the Audit Committee. The Committee's nominees were assessed and chosen in accordance with the Committee charter principles, which charter is published on our website. After appropriate consideration, the Committee recommended to the full Board that Dr. Abernathy and Mr. Jobe be elected as directors. The Board agreed and recommends to shareholders that they be elected as directors of NHR with terms expiring in 2007.

The Committee also met on February 4, 2005 and held one meeting that day which resulted in the nominations of Messrs. Adams and Burgess for re-election to the Board, which nomination was made by Mr. Swanson. Additionally, and at the same meeting, Mr. Jobe nominated Mr. LaRoche to the position of director, effective upon his election as such by the shareholders and with a term expiring in 2006. This was unanimously passed by the Committee and then all three nominees were ratified by the Board.

Submitted by the National Health Realty, Inc. Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Joel H. Jobe
Joseph M. Swanson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $1,500 per meeting attended, plus an annual grant of a 5,000 share stock option, priced on the date of the Annual Meeting. This automatic grant of options to non-employee directors has previously been approved by our shareholders. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers are employees of NHC. Mr. W. Andrew Adams resigned from employment with and managerial responsibilities to NHC in November 2004, although he remains Chairman of the Board for NHC. Executive compensation is determined solely by NHC in accordance with the principles of the Compensation Committee Charter, which allocates a portion of their annual performance bonus to them on behalf of their services to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee paid to NHC. None of the executive officers (and all are listed in the following tables) have yet been allocated any operational performance bonus for 2004. The Company paid no other perquisites or bonuses to its executive officers. The Company's executive officers were compensated for 2002 through 2004 per the following Table I:

TABLE I
NATIONAL HEALTH REALTY, INC.
SUMMARY COMPENSATION TABLE
2002 - 2004
Annual Compensation (1)					Long-Term Compensation
					Awards		Payouts
						Securities
				Other		Under-		All
				annual	Restricted	lying		Other
Name and				compen-	Stock	Options/	LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Position	Year	($)	($)(2)	($)	($)	(#)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
W. Andrew Adams,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Pres. (5)	2003	-0-	200,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	200,000	-0-	-0-	-0-	-0-	-0-
Robert G. Adams,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Sr. V.P., Pres. (6)	2003	-0-	100,000	-0-	-0-	-0-	-0-	-0-
	2002	-0-	100,000	-0-	-0-	-0-	-0-	-0-
Donald K. Daniel,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Sr. V.P. &	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Controller	2002	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Kenneth D. V.P.,	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
DenBesten, Sr.	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Finance	2002	-0-	-	-0-	-0-	-0-	-0-	-0-
Charlotte A. &	2004	-0-	(4)	-0-	-0-	-0-	-0-	-0-
Swafford, Sr. V.P.	2003	-0-	50,000	-0-	-0-	-0-	-0-	-0-
Treasurer	2002	-0-	50,000	-0-	-0-	-0-	-0-	-0-
(1) Compensation deferred at the election of an executive has been included in columns (c) and (d).

(2) These officers may also receive bonuses from National HealthCare Corporation and National Health Investors, Inc., which are disclosed in those companies' proxy statements.

(3) These officers did not receive any stock options in 2004. They received stock options from NHR in 1999 in the following amounts: 44,000 - W. Andrew Adams; 32,000 - Robert G. Adams; Donald K. Daniel - 19,000; Kenneth D. DenBesten - 19,000; and Charlotte A. Swafford - 19,000. These officers also received stock options from National Health Investors, Inc. in 1997 and 1999 and National HealthCare Corporation in 2004, which are disclosed in those companies' proxy statements. No other Restricted Stock Awards, Options/SARs, or LTIP Payouts were given in 2002, 2003 or 2004.

(4) No bonuses have been declared or paid for 2004.

(5) W. Andrew Adams served as President until November 1, 2004.

(6) Robert G. Adams served as Senior Vice President until November 1, 2004. He was named President on November 1, 2004.

Equity Compensation Plans

The Company's grant or issuance of an incentive stock option under the 1997 Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 1997 Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable, other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	[excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column(a)]
	(a)	(b)	(c)
Equity compensation
plans approved by security	383,000	$9.08	65,802
holders (1997)
Equity compensation
plans not approved by	None	N/A	N/A
security holders
Total	383,000	$9.08	65,802

Director and Officer Options

The 1997 Stock Option Plan provides for an automatic grant to each non-employee director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Shareholder's Meeting at the then fair market value. There are currently 65,802 shares available to grant under the 1997 Plan.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Stock Option Plan as of December 31, 2004, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2004 for the executive officers, all directors and all other NHC employees as a group. The Company has not granted any SARs. No options have ever been repriced.

TABLE A
[Omitted because none were granted.]
Option/SAR Grants in Last Fiscal Year [12-31-04]

TABLE B

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values

			Number of Securities	Value of Unexercised In-
			underlying Unexercised	the-Money Options/SARs
	Shares		Options/SARs at Fiscal	at Fiscal Year-End ($)
	Acquired on	Value	Year-End (#) Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d) (1)	(e) (1)
W. Andrew Adams	11,940	136,773	32,060	373,018
Robert G. Adams	11,940	139,162	20,060	233,298
Donald K. Daniel	11,940	141,191	7,060	82,143
Kenneth D. DenBesten	11,940	141,191	7,060	82,143
Charlotte A. Swafford	11,940	139,162	7,060	82,143

(1) These options are fully exercisable.

TABLE C

Options Outstanding and Exercised in Last Fiscal Year [12-31-04]

Name of Participant	Shares Under	Expiration	Options	Remaining	Exercise
	Option: 2004	Date	Exercised 2004	Options	Price
W. Andrew Adams	44,000	10/13/05	11,940	32,060	$8.375
Robert G. Adams	32,000	10/13/05	11,940	20,060	8.375
Donald K. Daniel	19,000	10/13/05	11,940	7,060	8.375
Kenneth D. DenBesten	19,000	10/13/05	11,940	7,060	8.375
Charlotte A. Swafford	19,000	10/13/05	11,940	7,060	8.375
All Exec. Officers (5)	165,000	10/13/05	71,640	93,360	8.375
All Non-Employee Directors/	5,000	4/26/2004	5,000	-0-	11.50
Nominees (5 persons)	5,000	5/24/2005	-0-	5,000	6.50
	(1) 32,000	10/13/05	11,940	20,060	8.375
	5,000	4/25/2006	-0-	5,000	10.74
	5,000	4/15/2007	-0-	5,000	16.95
	5,000	4/23/2008	-0-	5,000	14.80
	20,000	4/19/2009	-0-	20,000	16.50
All Other NHC Employees	173,000	10/13/05	31,880	141,120	$8.375
(18 persons)

(1) This is a stock option that was granted to Mr. LaRoche in October 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Form 4 or 5) with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company reminds its officers and directors of this requirement monthly.

To the Company's knowledge, based on the review of the copies of such forms received by it and monthly statements from officers and directors, the Company believes that during 2004 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and filed timely, except for the following: a purchase on April 30, 2004 by W. Andrew Adams of 10,000 shares was reported on May 7, 2004, and a December 30, 2004 purchase of 20,100 shares was reported on January 6, 2005. Other than these two filings, the Company knows of no untimely filings being made.

Comparison of Cumulative Total Return

Since the Company's creation on December 31, 1997, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the May 3, 2005 Meeting two directors are being presented for reelection and three additional directors are being presented for election, all to hold office for the terms as specified below or until their successors have been duly elected and qualified.

The nominees for reelection at the Meeting are W. Andrew Adams and Ernest G. Burgess III, currently directors of the Company. Unless authority to vote for the election of the director has been specifically withheld, your proxy holder intends to vote for the election of Messrs. Adams and Burgess to hold office as directors, each for a term ending in 2008.

In April 2004, the Board of Directors voted to add two other independent directors to the Board. On February 4, 2005, one additional new director was nominated. Pursuant to the Articles of Incorporation and Bylaws, the Board voted to elect Dr. J. Paul Abernathy, Mr. Joel H. Jobe, and Mr. Richard F. LaRoche, Jr., who are now presented by the Board at the recommendation of the Nominating and Corporate Governance Committee to the shareholders for election. Unless authority is withheld to vote for the election of Dr. Abernathy and Mr. Jobe to serve as directors each for a two year term expiring in 2007, and for the election of Mr. LaRoche to serve for a term ending in 2006, your proxy holder intends to vote for their election.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

PROPOSAL II
PROPOSAL FOR APPROVAL OF THE 2005 STOCK OPTION PLAN

At the Meeting, the shareholders will be requested to approve the National Health Realty Inc. 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan (the "2005 Stock Option Plan"). The shares authorized in the Company's 1997 Stock Option Plan have now been exhausted, thus the Board recommends approval of the new 2005 Stock Option Plan to allow the Company flexibility in the Company's overall compensation program and to promote the interests of the Company by providing incentives and rewards to employees who are primarily responsible for the management, growth and financial success of the Company. For these reasons, the Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the 2005 Stock Option Plan. A copy of the 2005 Stock Option Plan is attached hereto as Appendix A.

Description of the Plan

General.    The purposes of the 2005 Stock Option Plan are to (i) attract and retain the best available individuals for positions of substantial responsibility; (ii) motivate such individuals, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such individuals with those of the Company's other shareholders by offering options to purchase the Company's common stock, restricted stock awards and stock appreciation rights based on the increase in the value of the Company's common stock, thereby promoting the long term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Administration.    The 2005 Stock Option Plan will be administered by the Board or the Compensation Committee of the Board (hereafter, the "Committee").

Shares Subject to the 2005 Stock Option Plan.    The maximum number of shares of Company common stock which may be awarded and delivered under the 2005 Stock Option Plan shall be equal to the sum of 1,000,000 shares of Stock. The shares issued under the 2005 Stock Option Plan may be currently authorized but unissued shares of common stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

New Plan Benefits.    Because benefits under the 2005 Stock Option Plan will depend on the Committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the 2005 Stock Option Plan is approved by the shareholders. No benefits have been granted under the 2005 Stock Option Plan as of the date hereof.

Options. Options granted under the 2005 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code ("Code"), or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the disinterested directors of the Board. Pursuant to the terms of the Plan, disinterested directors will receive the option to purchase 5,000 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The options are generally granted at the fair market value of the Company's stock on the date of grant.

Stock Appreciation Rights and Restricted Stock Awards.    The Committee may grant Stock Appreciation Rights and Restricted Stock Awards under the 2005 Stock Option Plan. The terms and conditions of each SAR or Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Upon exercise of a SAR, the participant will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. Distributions to the participant may be made in common stock, in cash, or in a combination of stock and cash, as determined by the Committee.

Eligibility.    Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

Terms and Conditions of Awards.    Each award is to be evidenced by an award agreement between the Company and the individual participant and is subject to the following additional terms and conditions:

Exercise Price.  The Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each award is the closing price per share on the American Stock Exchange on the date the award is granted. As of February 28, 2005, the closing price for one share of NHR common stock was $18.21.

Exercise of Award; Form of Consideration.     The Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

Nontransferability of Awards.     Except as otherwise provided by the Committee, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant, except as set forth in Section 6.5.1 of the Plan attached hereto as Appendix A.

Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2005 Stock Option Plan, as may be determined by the Committee. In addition, the 2005 Stock Option Plan specifically allows an option award to permit that the option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or are canceled and the purchase price refunded if employment and board membership terminates prior to vesting.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2005 Stock Option Plan, the number and class of shares of stock subject to any award outstanding under the 2005 Stock Option Plan, and the exercise price for shares subject to any such outstanding award.

In the event of a liquidation or dissolution, any unexercised awards will terminate. In the event of a change of control of the Company, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award.

Amendment and Termination of the 2005 Stock Option Plan.    The Board may amend, alter, suspend or terminate the 2005 Stock Option Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2005 Stock Option Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2005 Stock Option Plan without the written consent of the participant. The 2005 Stock Option Plan will only be effective if approved by the shareholders of our company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Options may be granted under the Plan after the ten (10) year anniversary of the Effective Date.

Federal Income Tax Consequences Relating to the 2005 Stock Option Plan

The federal income tax consequences to the Company and its employees of awards under the 2005 Stock Option Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to the 2005 Stock Option Plan. Recipients of awards under the 2005 Stock Option Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2005 Stock Option Plan. The tax consequences related to the issuance of each is discussed separately below.

Options

As noted above, options granted under the 2005 Stock Option Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a non-qualified stock option.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Non-qualified Stock Options. Non-qualified stock options granted under the 2005 Stock Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the award is granted. Upon the settlement of the SAR, if the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Award

Generally, the recipient of a restricted stock award will not recognize income at the time of the award, provided that the shares issued are nontransferable and subject to a substantial risk of forfeiture. A recipient may, however, make an election to include in income the value of the restricted stock at the time of grant. The amount of income included as a result of such election will equal the fair market value of the shares granted pursuant to the award. If no such election is made, the recipient will recognize income equal to the fair market value of the shares on the date the restrictions lapse. In either case, the amount recognized by the employee will be subject to U.S. income and employment taxes. We will be entitled to a deduction equal to the amount included in income by the recipient, subject to certain limitations provided for in the Code.

The recipient's basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 2005 Stock Option Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the 2005 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II

PROPOSAL III
RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Board's Audit Committee has retained BDO Seidman, LLP ("BDO") as its independent auditor for the fiscal year ending December 31, 2005. Although a shareholder vote is not required, the Board submits them for the approval of shareholders. BDO audited the Company's financial statements for the year ended December 31, 2004.

If the shareholders do not ratify the selection of BDO, the selection of independent auditors will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select different independent auditors for the Company. The Audit Committee retains the power to select another firm as independent auditors for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent auditors.

Representatives of BDO will be present at the Annual Meeting and given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHR executive officers, independent directors and the NHR Board. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response. All shareholder communications are relayed to the Board of Directors.

SHAREHOLDER PROPOSALS

October 1, 2005 is the date by which proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Proposals submitted after October 1, 2005 will be considered untimely for the 2006 Annual Meeting of Shareholders pursuant to SEC Rule 14a-5(e). Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. The Company utilizes the services of Automatic Data Processing, Inc. to disseminate its proxy materials. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHR website (www.nationalhealthrealty.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Charter of the Nominating and Corporate Governance Committee,

- Valuesline information, and

- The NHR Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any amendments or waivers to the Code of Ethics. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed through the press release page. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
March 25, 2005	Richard F. LaRoche, Jr.
Murfreesboro, Tennessee	Secretary of the Board

Appendix A

NATIONAL HEALTH REALTY, INC.
2005 STOCK OPTION, RESTRICTED STOCK & STOCK
APPRECIATION RIGHTS PLAN
- 1,000,000 SHARES -

TABLE OF CONTENTS

Section 1.	Purpose	1
Section 2.	Definitions	1
2.1.	"Affiliate"	1
2.2.	"Award"	1
2.3.	"Board of Directors" or "Board"	2
2.4.	"Code"	2
2.5.	"Committee"	2
2.6.	"Common Stock"	2
2.7.	"Employee"	2
2.8.	"Exchange Act"	2
2.9.	"Fair Market Value"	2
2.10.	"ISO"	3
2.11.	"Non-Qualified Option"	3
2.12.	"Option"	3
2.13.	"Participant"	3
2.14.	"Performance Share"	3
2.15.	"Performance Unit"	3
2.16.	"Restricted Stock"	3
2.17.	"Restricted Stock Unit"	4
2.18.	"SAR"	4
2.19.	"Subsidiary"	4
Section 3.	Eligibility	4
Section 4.	Common Stock Subject to the Plan	4
4.1.	Number	4
4.2.	Terminated/Reacquired Options	4
Section 5.	Administration of the Plan	5
5.1.	Committee	5
5.2.	Options	5
5.3.	Plan Interpretation	5
5.4.	Committee Interpretations Conclusive	6
5.5.	Committee Voting	6
5.6.	Committee Exculpation	6
5.7.	Granting of Options, Awards and SARs to Directors and Officers	6
Section 6.	Terms and Conditions of Options	7
6.1.	ISOs	7
6.2.	Non-Qualified Options	8
6.3.	SARs	10
6.4.	Grant of Restricted Stock Awards	11
6.5.	Terms and Conditions Common to All Options, Awards
	and SARs	12
6.6.	Payment of Exercise Price	14
6.7.	Modification of Options	14
6.8.	Fixed Option Grant of Stock Options to Certain Directors	15
6.9.	Rights as a Shareholder	15
6.10.	Other Agreement Provisions	15
6.11.	Financing	15
Section 7.	Adjustments	16
7.1.	Reorganization, Merger, Recapitalization, Etc	16
7.2.	Sale of Not Less Than 50% of Common Stock	16
7.3.	Acceleration of Vesting	16
7.4.	Limited Rights Upon Company's Restructure	17
7.5.	Effect of Options and SARs on Company's Capital and
	Business Structure	17
Section 8.	Effect of the Plan on Employment Relationship	17
Section 9.	Amendment of the Plan	17
Section 10.	Compliance with Rule 16b-3 and Code Section 422	18
Section 11.	Investment Purpose	18
Section 12.	Indemnification of Committee	18
Section 13.	Termination of the Plan	18
Section 14.	Application of Funds	19
Section 15.	No Obligation to Exercise Option or SAR	19
Section 16.	Effective Date of the Plan	19
Section 17.	General Provisions	19
17.1.	Interpretation	19
17.2.	Headings	19
17.3.	Governing Law	19

NATIONAL HEALTH REALTY, INC.
2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan

SECTION 1. PURPOSE. The purpose of the National Health Realty, Inc. 2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan (the "Plan") is to promote the interests of National Health Realty, Inc., a Maryland corporation (the "Company"), and its shareholders by providing an opportunity to selected employees, officers, directors, consultants and advisors of the Company or any Subsidiary or Affiliate thereof to purchase Common Stock of the Company, to receive restricted stock awards or acquire stock appreciation rights in the Company. By encouraging such stock ownership and/or stock appreciation rights, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and "restricted stock" and/or "stock appreciation rights" in the Company. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of section 422(b) of the Code and "non-qualified stock options," "restricted stock" and "stock appreciation rights" to which Code section 421 does not apply. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1. "Affiliate". shall mean, with respect to any person (i) any person directly or indirectly controlling, controlled by, or under common control with such person (ii) any officer, director, general partner, member or trustee of such person, and (iii) any person who is an officer, director, general partner, member or trustee of any person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by," or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entities.

2.2. "Award" shall mean a Performance Share, a Performance Share Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

2.3. "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.5. "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be "non-employee directors" within the meaning of said Rule 16b-3. To the extent required for compensation realized from Options and SARs under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be "outside directors" within the meaning of such section.

2.6. "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

2.7. "Employee" shall mean (i) with respect to an ISO, any person who, at the time the ISO is granted to such person, is an "employee," as such term is used in section 422 of the Code and described in Regulations section 1.421-7(h)(1), of the Company or a Subsidiary, and (ii) with respect to a Non-Qualified Option or SAR, any person employed by or performing services, whether as an employee, officer, director (including outside director), or consultant of the Company.

2.8. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.9. "Fair Market Value" shall mean the fair market value of a share of Common Stock as of any date, determined by applying the following rules:

2.9.1. If the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, then the fair market value as of that date shall be the reported closing price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading.

2.9.2. If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the fair market value of the Common Stock shall be the reported closing price for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

2.9.3. If the day is not a business day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the fair market value of the Common Stock shall be determined as of the next earlier business day.

2.9.4. If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the fair market value of the Common Stock shall be determined in good faith by the Committee.

2.10. "ISO" shall mean an option to purchase Common Stock granted under the Plan that constitutes and shall be treated as an "incentive stock option," as such phrase is defined in section 422(b) of the Code.

2.11. "Non-Qualified Option" shall mean an option to purchase Common Stock granted to an Employee pursuant to the Plan that is not an "incentive stock option," with respect to which Code section 421 does not apply, and that shall not constitute nor be treated as an ISO.

2.12. "Option" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to this Plan.

2.13. "Participant" shall mean an Employee to whom an Option or SAR has been granted pursuant to this Plan.

2.14. "Performance Share" shall mean a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

2.15. "Performance Unit" shall mean a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives specified by the Committee during a specified period.

2.16. "Restricted Stock" shall mean shares of Stock, with such shares of Stock subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.17. "Restricted Stock Unit" shall mean a right to receive shares of Stock in the future, with such right to future delivery of such shares of Stock subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.18. "SAR" shall mean a stock appreciation right as described in section 6.3 hereof.

2.19. "Subsidiary" shall have the meaning set forth for "subsidiary corporation" in section 424(f) of the Code.

SECTION 3. ELIGIBILITY. Options, SARs and Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options, SARs and Awards are to be granted hereunder and to determine whether a person is to be granted an ISO, a Non-Qualified Option, a SAR, an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period shall not by virtue of such participation have the right to be selected as a Participant for any other period. Any Participant may hold at any time more than one (1) Option, Award or SAR, but only upon such terms as provided hereunder and any agreement evidencing such Options, Awards or SARs.

SECTION 4. COMMON STOCK SUBJECT TO THE PLAN.

4.1. Number. Subject to section 7.1, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of One Million (1,000,000) shares of Common Stock.

4.2. Terminated/Reacquired Options. The shares of Common Stock that may be delivered to Participants may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event any outstanding Option, Award or SAR expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option or not issued pursuant to such expired or terminated Award or SAR shall again become available for issuance pursuant to the Plan. If any shares of Common Stock issued pursuant to the Plan shall have been repurchased or reacquired by the Company, then such shares shall again become available for issuance pursuant to the Plan.

SECTION 5. ADMINISTRATION OF THE PLAN.

5.1. Committee. The Plan shall be administered by the Board or, as directed specifically otherwise herein, by the Committee.

5.2. Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options, Awards and SARs hereunder; (ii) to designate whether an Employee is to be granted an ISO, a Non-Qualified Option, Award or a SAR; (iii) to establish the number of shares of Common Stock that may be issued upon the exercise of each Option, pursuant to each Award, or in settlement of a SAR; (iv) to determine the time and the conditions subject to which Options, and SARs may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to provide financing, upon such terms and conditions as the Committee shall determine and in keeping with the provisions of Section 6.11 hereof, to Participants for the purchase of Common Stock upon the exercise of Options granted hereunder; (vii) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option, granted pursuant to an Award or issued in settlement of a SAR; (viii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option, grant of an Award, or in settlement of a SAR may be subject to repurchase by the Company; (ix) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option, grant of an Award, or in settlement of a SAR may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option, grant of an Award, or in settlement of a SAR may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (x) to establish vesting provisions for any Option, Award or SAR relating to the time (or the circumstance) when the Option or SAR may be exercised by a Participant, including vesting provisions that may be contingent upon the Company meeting specified financial goals; (xi) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISO may be "accelerated" only as permitted by section 424(h) of the Code; and (xii) to establish any other terms, restrictions and/or conditions applicable to any Option or SAR not inconsistent with the provisions of the Plan, and, with respect to ISOs, not inconsistent with the provisions of Code section 422.

5.3. Plan Interpretation. The Committee shall be authorized to interpret the Plan and any Option, Award or SAR granted hereunder and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

5.4. Committee Interpretations Conclusive. The interpretation and construction by the Committee of any provision of the Plan, any Option, Award or SAR granted hereunder or any agreement evidencing any such Option, Award or SAR shall be final and conclusive upon all parties, except as may otherwise be determined by the Board of Directors.

5.5. Committee Voting. Subject to section 5.7 hereof, directors of the Company (or members of the Committee) who are either eligible to receive Options, Awards or SARs hereunder, or to whom Options, Awards or SARs have been granted hereunder, may vote on any matter affecting the administration of the Plan or the granting of Options, Awards or SARs under the Plan; provided, however, that no director (or member of the Committee) shall vote upon the granting of an Option, Award or SAR to himself, but any such director (or Committee member) may be counted in determining the existence of a quorum at any meeting of the Board of Directors (or the Committee) at which the Plan is administered or action is taken with respect to the granting of any Option, Award or SAR.

5.6. Committee Exculpation. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option, Award or SAR granted hereunder.

5.7. Granting of Options, Awards and SARs to Directors and Officers. Administrative discretion regarding the selection of any Employee of the Company to whom Options, Awards and SARs may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock that may be allocated to such Options, Awards or SARs and the terms thereof, shall be exercised in the following manner: (i) approval in advance by the full Board of Directors; or (ii) approval in advance by a committee that is composed solely of two or more "Non-Employee Directors," as such term is defined under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934; or (iii) approval in advance by a majority of the Company's shareholders in accordance with Rule 16b-3; or (iv) ratification by a majority of the Company's shareholders no later than the next annual shareholder meeting; or (v) the officer, employee or director retains the issuer equity securities for a period of six (6) months following their acquisition in accordance with Rule 16b-3.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee, shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as an ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and be treated as an "incentive stock option" as defined in section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. Notwithstanding the above, the terms and conditions of each ISO shall include the following:

6.1.1. The exercise price shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Employee referred to in section 6.1.3 hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted, but in no event shall the option price be less than the par value of such shares, which price shall be payable in U.S. dollars upon the exercise of such ISO and paid, except as otherwise provided in section 6.6, in cash or by check immediately upon exercise.

6.1.2. The Committee shall fix the term of all ISOs granted pursuant to the Plan, including the date on which such ISO shall expire and terminate; provided, however, that such term shall in no event exceed ten (10) years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in section 6.1.3 hereof, such term shall in no event exceed five (5) years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion. The Committee may provide that in the event such Employee holding the ISO shall cease to be an Employee as defined in Section 422 of the Code, such option may remain outstanding, but shall be automatically converted into a Non-Qualified Stock Option.

6.1.3. An ISO shall not be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Code section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary of the Company (taking into account the attribution rules of Code section 424), unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted. Notwithstanding any other provision of the Plan, the provisions of this section 6.1.3 shall not apply, or be construed to apply, to any Non-Qualified Option or SAR granted under the Plan.

6.1.4. In the event the Company or any Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.1.5. If upon the exercise of one or more Options granted pursuant to this or any other plan of the Company or any Subsidiary of the Company that are designated as ISOs upon the grant thereof, a portion of such exercised Options are not treated as ISOs pursuant to Code section 422(d), which sets a limit upon the aggregate Fair Market Value (determined at the time the ISOs are granted) of stock subject to ISOs that may become exercisable by the optionee thereof for the first time during any calendar year, then the Company shall issue one or more certificates evidencing the Common Stock acquired pursuant to the exercise of ISOs and one or more certificates evidencing the Common Stock acquired pursuant to the exercise of Options not treated as ISOs in accordance with Code section 422 and shall so identify such certificates in the Company's stock transfer records.

6.1.6. Following a transfer of stock to a Participant pursuant to such Participant's exercise of an ISO, the Company or any Subsidiary of the Company shall (on or before January 31 of the calendar year following the year of such transfer) furnish to such Participant the written statement prescribed by Code section 6039 and the Treasury Regulations promulgated thereunder.

6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a Non-Qualified Option. The terms and conditions of each Non-Qualified Option shall be such that each Non-Qualified Option granted hereunder shall not constitute or be treated as an "incentive stock option," as such phrase is defined in section 422 of the Code, and will be a "non-qualified stock option" for Federal income tax purposes to which Code section 421 does not apply. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. Notwithstanding the above, the terms and conditions of each Non-Qualified Option shall include the following:

6.2.1. The option price shall be as determined by the Committee, but, unless otherwise specifically determined by the Committee, shall not be less than one hundred percent (100%) of the Fair Market Value, as determined in good faith by the Committee, of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, nor less than the par value of such shares.

6.2.2. The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten (10) years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion and as set forth in the agreement evidencing such Non-Qualified Stock Option.

6.2.3. In the event the Company or a Subsidiary thereof is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or a Subsidiary thereof shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.3. SARs. The terms and conditions of each SAR granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR. The Committee shall have the power to grant, simultaneously with the grant of a Non-Qualified Option or at any other time, stock appreciation rights with respect to that portion of Common Stock as the Committee in its discretion determines. Such rights may be granted separately and exclusively ("Exclusive SARs") or in connection with a Non-Qualified Option ("Attached SARs") at the time of grant of such Non-Qualified Option. The Committee will not grant any SAR unless it first obtains an opinion of counsel that such grant does not invoke the provisions of Section 409A of the Code. The terms and conditions of any SAR granted hereunder need not be identical to those of any other SAR granted hereunder. Notwithstanding the above, the terms and conditions of SARs shall include the following:

6.3.1. Exclusive SARs shall include in their terms the Fair Market Value, for purposes of this section 6.3, of one (1) share of the Company's Common Stock and shall provide that such SAR shall not be exercisable prior to a date as determined by the Committee.

6.3.2. An Attached SAR may be exercised only to the extent the Non-Qualified Option to which it relates is exercisable.

6.3.3. A SAR shall entitle the holder thereof to exercise such SAR (or any portion thereof), and in the case of an Attached SAR, to surrender simultaneously the Non-Qualified Option (or such portion thereof) to the Company, and to receive from the Company in exchange therefor cash, or its equivalent in shares of Common Stock, or any combination thereof as determined in the sole discretion of the Committee, having an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock at the date of exercise over the Fair Market Value thereof upon the date the SAR exercised was granted, as determined pursuant to section 6.3.1 above, times the number of SARs exercised or the number of Non-Qualified Options surrendered.

6.3.4. The Committee reserves the right to call for the exercise of a SAR at any time without the approval of the holder of such SAR.

6.3.5. If the Committee elects to pay part or all of the benefit determined in accordance with section 6.3.3 above in shares of Common Stock, the value of a share of Common Stock for such purpose shall be the Fair Market Value, as determined in accordance with section 2.9 hereof, on the date of exercise. Provided, however, that fractional shares shall not be delivered under this paragraph 6.3.5, and in lieu thereof a cash adjustment shall be made.

6.3.6. If a SAR is settled with Common Stock, it shall be a condition to the obligation of the Company, upon settlement of a SAR, that the holder thereof pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the SAR. If the amount requested is not paid, the Company may refuse to conclude settlement of the SAR. If a SAR is settled with cash, the Company or a Subsidiary thereof (as applicable) shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such cash is insufficient to satisfy such Federal, state or local taxes, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.4. Grant of Restricted Stock Awards. The Committee is hereby authorized to grant other Awards to such Employees as it, in its discretion, deems advisable. Such other Awards granted may be in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or any combination thereof that the Committee, in its discretion deems advisable. Each Award shall be subject to the following:

6.4.1. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.4.2. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code. For Awards under this Section 6.4 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance measures shall be made during the period required under section 162(m) of the Code.

6.5. Terms and Conditions Common to All Options, Awards and SARs. All Options, Awards and SARs granted under the Plan shall include the following provisions:

6.5.1. All Options, by their terms, shall not be transferable otherwise than by last will and testament or the laws of descent and distribution; provided, however, Non-Qualified Options and SARs may also be transferable to members of the Participant's immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members or to IRS qualified educational, charitable or religious foundations or institutions), if (i) the option agreement with respect to which such Option or SAR relates expressly so provides, and (ii) the Participant does not receive any consideration for the transfer. Any Option, Award or SAR held by any such transferees would continue to be subject to the same terms and conditions that are applicable to such Options immediately prior to their transfer. During a Participant's lifetime ISOs shall be exercisable only by the Participant and Non-Qualified Options, Awards and SARs may be exercised by the Participant or the appropriate transferee.

6.5.2. Each Option, Award or SAR shall state the number of shares to which it pertains and the requirements and vesting schedule thereof, if any.

6.5.3. Except as otherwise provided in section 6.5.4 (relating to permanent and total disability), 6.5.5 (relating to death), and 6.5.6 (relating to "cause"), in the event a Participant shall cease to be employed by the Company or a Subsidiary of the Company on a full-time basis for any reason, the unexercised portion of any Option, Award or SAR held by such Participant at that time shall lapse when Participant ceased to be so employed.

6.5.4. In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis by reason of his "permanent and total disability" (within the meaning of section 22(e)(3) of the Code), the unexercised portion of any Option, Award or SAR held by such Participant at that time may only be exercised within 180 days after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Option, Award or SAR as of the date on which he ceased to be so employed; provided that in no event may such Option be exercised beyond the expiration of the term of the Option, Award or SAR.

6.5.5. In the event a Participant shall die while in the full-time employ of the Company or a Subsidiary of the Company, the unexercised portion of any Option, Award or SAR held by such Participant at the time of his death may only be exercised within 180 days after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Option or SAR at the time of his death. In such event, such Option or SAR may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by last will and testament or the applicable laws of descent and distribution with respect to ISOs and by transfers permitted in Section 6.5.1 with respect to Non-Qualified Options and SARs.

6.5.6. In the event a Participant is terminated from employment with the Company for "cause," such Participant's right to exercise any Option, Award or SAR granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge. For purposes of this paragraph, "cause" shall mean final conviction of a felony, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interests of the Company.

6.5.7. If a Participant shall cease to be employed by the Company or any Subsidiary of the Company for any reason, the Company, at its discretion, may elect to repurchase from the Participant or his legal representative any and all Common Stock received by such Participant upon exercise of any Options as of the date of termination for a price per share equal to the exercise price of such Options. The Company's right to repurchase the Common Stock shall continue for a period of six (6) years from the date of grant of such Option. The payment for shares of Common Stock repurchased by the Company pursuant hereto shall be made, in cash or by check, at the address of the Participant as set forth in the stock records of the Company, or at such other location as the parties to the repurchase may mutually agree. Upon payment by the Company in compliance with the provisions of this section 6.5.7, the Participant or his legal representative shall deliver to the Company for cancellation the certificate(s) evidencing the Common Stock repurchased by the Company. The failure of the Participant or legal representative to so deliver the certificate(s) shall not impinge the validity of the Company's repurchase.

6.5.8. Notwithstanding anything in the Plan to the contrary, the Committee may grant Non-Qualified Options, Awards and SARs to Employees, as such term is defined in Section 2.7 hereof with respect to Non-Qualified Options and SARs, that do not include the provisions of Section 6.5.3 through 6.5.7, or that include modified versions thereof, provided the agreement evidencing such Non-Qualified Options or SARs reflects such deletions or modifications.

6.6. Payment of Exercise Price. The payment of the exercise price of an Option granted under this Plan shall be subject to the following:

6.6.1. Subject to the following provisions of this Section 6.6, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 6.6.3, payment may be made as soon as practicable after the exercise).

6.6.2. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this paragraph unless such shares have been held by the Participant for six (6) months or more.

6.6.3. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.7. Modification of Options. Subject to the terms and conditions and within the limitations of the Plan, and with respect to ISOs as permitted by the Code, the Committee, in its discretion, may modify outstanding Options, Awards and SARs granted under the Plan; provided, however, that no modification of an Option, Award or SAR shall, without the consent of the holder thereof, cause an ISO to become a Non-Qualified Option or, except as otherwise set forth herein, alter or impair any rights or obligations under any Option or SAR theretofore granted under the Plan. The Committee, in its discretion, may provide in the applicable option agreement that the option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or canceled and the purchase price refunded if employment and board membership terminates prior to vesting.

6.8. Fixed Option Grant of Stock Options to Certain Directors. Each Director of the Company who is not an employee of the Company ("Non-Employee Director") shall automatically be granted Non-Qualified Option to acquire five thousand (5,000) shares of Common Stock on the date of the first Annual Meeting of Shareholders held in a calendar year. All such Non-Qualified Options shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock at the close of business on the date of grant. The provisions of this section 6.8 may not be amended more than once every six (6) months, other than to comply with changes in the Code, ERISA, or rules promulgated thereunder.

6.9. Rights as a Shareholder. Any Participant or transferee of an Option or SAR granted hereunder shall have no rights as a shareholder of the Company with respect to any shares of Common Stock to which such Option, Award or SAR relates until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise required by section 7 hereof.

6.10. Other Agreement Provisions. The agreements evidencing Options, Awards and SARs authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of Options or SARs, as the Committee shall deem advisable. Any ISO agreement hereunder shall contain such limitations and restrictions upon the exercise of ISOs as shall be necessary in order that such ISOs will be "incentive stock options" as defined in section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan.

6.11. Financing. The Board may authorize the Company to the extent permitted under applicable law, rule or regulation, to finance the exercise of any Option by the acceptance of the Participant's full recourse promissory note bearing interest at a fixed rate equal to 2 1/2% below the national prime interest rate on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The note will be secured with shares of Common Stock having a Fair Market Value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, the notes require the pledge of additional shares or a reduction in the principal of the note and any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note.

SECTION 7. ADJUSTMENTS.

7.1. Reorganization, Merger, Recapitalization, Etc. Subject to any required action by the Company's shareholders, in the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock or in any other manner effected without the receipt of consideration by the Company, the Committee shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under Code section 422, and (ii) the number of shares of Common Stock for which Options may be granted under this Plan, as set forth in section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

7.2. Sale of Not Less Than 50% of Common Stock. Notwithstanding section 7.1, upon the closing of any offer to holders of not less than fifty percent (50%) of the Company's Common Stock relating to the acquisition of their shares in a single transaction or related series of transactions, including, without limitation, through purchase, merger or otherwise, or any transaction relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options, Awards or SARs including, without limitation, the revision or cancellation of any outstanding Options, Awards or SARs; provided, that, to the extent any such Options, Awards or SARs shall be vested, such cancellation or revision shall be based upon the difference between the acquisition value for the Company's Common Stock and the exercise price of such Options, Awards or SARs. Any such equitable determination by the Committee shall be effective and binding for all purposes of this Plan and any agreement hereunder.

7.3. Acceleration of Vesting. A dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding Option to accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part.

7.4. Limited Rights Upon Company's Restructure. Except as herein before expressly provided in this section 7, a holder of an Option, Award or a SAR shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Award or SAR granted hereunder.

7.5. Effect of Options and SARs on Company's Capital and Business Structure. The grant of an Option, Award or a SAR pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

SECTION 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Option, Award or SAR granted hereunder to an Employee shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary, as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

SECTION 9. AMENDMENT OF THE PLAN. The Board of Directors may, as permitted by law, amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders' meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to adjustments in accordance with section 7 hereof) the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) increase the benefits accruing to a Participant under this Plan, including any decrease in the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of Employees eligible to receive Options or SARs under the Plan, or (iv) make any other revision to the Plan as it relates to ISOs that requires shareholder approval under the Code. Notwithstanding any other provision of the Plan, shareholder approval of amendments to the Plan need not be obtained if such approval is not required under Rule 16b-3 (to the extent applicable to the Company) as of the effective date of such amendments, and with respect to ISOs, if such approval is not required under Code section 422.

SECTION 10. COMPLIANCE WITH RULE 16B-3 AND CODE SECTION 422. The Company shall use its best efforts to maintain the Plan, and to assure the Options, Awards and SARs are granted and exercised under the Plan, in accordance with Rule 16b-3 (to the extent Rule 16b-3 could be applicable to any transaction in securities arising in connection with the Plan), and with respect to ISOs, Code section 422, as said Rule 16b-3 and Code section 422 may be amended from time to time, and any and all successor statutes and regulations thereof, including without limitation, the seeking of any appropriate amendments to the Plan and all requisite approvals and consents of such amendments; provided, however, that except as otherwise set forth in the Plan, the Company shall take no action that adversely affects Options, Awards or SARs then outstanding under the Plan without the prior written consent of the holders of such Options, Awards or SARs.

SECTION 11. INVESTMENT PURPOSE. Each Option, Award and SAR under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the stock subject to such Option, Award or SAR is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible under applicable laws, rules and regulations. Such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

SECTION 12. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Award or SAR granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its expense, to handle and defend the same.

SECTION 13. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option, Award or SAR theretofore granted under the Plan.

SECTION 14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder shall be used for general corporate purposes.

SECTION 15. NO OBLIGATION TO EXERCISE OPTION OR SAR. The granting of an Option or SAR hereunder shall impose no obligation upon the Participant to exercise such Option or SAR.

SECTION 16. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the date it is approved by the Board of Directors; provided, however, that to the extent that Options or SARs are granted under the Plan prior to its approval by the Company's shareholders, such Options or SAR's shall be contingent on approval of the Plan by the Company's shareholders within twelve (12) months before or after the date the Plan is approved by the Board and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company's organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options or SARs under it are outstanding; provided, however, that no Options or SARs may be granted under the Plan after the ten-year anniversary of the date the Plan is approved by the Board of Directors.

SECTION 17. GENERAL PROVISIONS.

17.1. Interpretation. Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

17.2. Headings. Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

17.3. Governing Law. This Plan shall be construed in accordance with the laws of the State of Tennessee.

NATIONAL HEALTH REALTY, INC.
COMPARISON OF CUMULATIVE TOTAL RETURN
	1999	2000	2001	2002	2003	2004
NHR	100.0	110.7	246.7	252.4	371.3	407.7
S&P 500	100.0	90.9	80.1	62.4	80.3	89.0
NAREIT-Composite	100.0	125.9	145.4	153.0	211.8	276.3

Assumes $100 inv. 12/31/99 in NHR, S&P 500 and NAREIT-Composite.

PROXY
NATIONAL HEALTH REALTY, INC.
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Robert G. Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Realty, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Center for the Arts, 110 West College Street, Murfreesboro, Tennessee, on Tuesday, May 3, 2005,, at 5:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I, II & III.

I. ELECTION OF DIRECTORS	For nominees listed below:	___ For All
	01) W. Andrew Adams	___ Withhold For All
	02) Ernest G. Burgess, III	___ For All Except
	03) J. Paul Abernathy	To withhold authority to vote for any
	04) Joel H. Jobe	individual nominee, mark "For All
	05) Richard F. LaRoche, Jr.	Except" and write the nominee's name
on the line below.
_________________________________

II. PROPOSAL TO RATIFY THE IMPLEMENTATION OF THE 2005 STOCK OPTION PLAN
____ FOR	____ AGAINST	____ ABSTAIN

III. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF BDO SEIDMAN, LLP AS
INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II & III.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.